SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

     Filed by the Registrant                      [X]
     Filed by a party other than the Registrant   [ ]

     Check the appropriate box:
[ ]  Preliminary Proxy Statement           [ ]  Confidential, for Use of the
[X]  Definitive Proxy Statement                 Commission Only (as permitted by
[ ]  Definitive Additional Materials            Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                       ALLIANCE SEMICONDUCTOR CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):
      [X]    No fee required.
      [ ]    Fee computed on table below per Exchange Act Rules  14a-6(i)(1) and
             0-11.

      (1)    Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
      (2) Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
      (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
      (5) Total fee paid:

--------------------------------------------------------------------------------
      [ ]    Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------
      [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)    Amount previously paid:

--------------------------------------------------------------------------------
      (2)    Form, Schedule or Registration Statement no.:

--------------------------------------------------------------------------------
      (3)    Filing Party:

--------------------------------------------------------------------------------
      (4)    Date Filed:

--------------------------------------------------------------------------------

                    [ALLIANCE SEMICONDUCTOR CORPORATION LOGO]
                       ALLIANCE SEMICONDUCTOR CORPORATION

              2575 Augustine Drive, Santa Clara, California 95054





July 28, 2000



Dear Stockholder:

You are cordially invited to attend the Alliance Semiconductor Corporation 2000 Annual Meeting of Stockholders, which will be held at the Company's headquarters at 2575 Augustine Drive, Santa Clara, California 95054 on Friday, September 8, 2000 at 10:00 a.m., local time.

At the Annual Meeting, you will be asked to elect four directors, approve an amendment to the Company's 1992 Stock Plan to increase the number of shares of common stock reserved for issuance by 2,000,000 shares, approve the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the current fiscal year, and to transact any other business that may properly come before the meeting.

We hope you will be able to attend the Annual Meeting on September 8th for a report on the status of the Company's business and performance during the fiscal year ended April 1, 2000. There will be an opportunity for stockholders to ask questions. Whether or not you plan to attend the meeting, please sign and return the enclosed proxy card to ensure your representation at the meeting.





                                          Very truly yours,

                                          /s/ N. Damodar Reddy

                                          N. Damodar Reddy
                                          President and Chief Executive Officer

                    [ALLIANCE SEMICONDUCTOR CORPORATION LOGO]
                       ALLIANCE SEMICONDUCTOR CORPORATION

              2575 Augustine Drive, Santa Clara, California 95054


--------------------------------------------------------------------------------
                  NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS
--------------------------------------------------------------------------------


To Our Stockholders:

Notice is hereby given that the 2000 Annual Meeting of Stockholders of Alliance Semiconductor Corporation (the "Company") will be held at the Company's headquarters at 2575 Augustine Drive, Santa Clara, California 95054 on Friday, September 8, 2000 at 10:00 a.m., local time for the following purposes:

1. To elect four (4) directors of the Company to serve until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified or until their earlier resignation, death or removal. The Company's Board of Directors has nominated the following individuals to serve: Sanford L. Kane, Jon B. Minnis, C.N. Reddy and N. Damodar Reddy.

2. To approve an amendment to the Company's 1992 Stock Plan to increase the number of shares of common stock reserved for issuance by 2,000,000 shares, from 11,000,000 to 13,000,000 shares.

3. To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for the current fiscal year.

4. To transact any other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on July 21, 2000 are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

                                    By Order of the Board of Directors,

                                    /s/ C.N. Reddy

                                    C. N. Reddy
                                    EXECUTIVE VICE PRESIDENT, CHIEF OPERATING
                                    OFFICER AND SECRETARY

San Jose, California
July 28, 2000

--------------------------------------------------------------------------------
ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.
--------------------------------------------------------------------------------

                    [ALLIANCE SEMICONDUCTOR CORPORATION LOGO]
                       ALLIANCE SEMICONDUCTOR CORPORATION

              2575 Augustine Drive, Santa Clara, California 95054

--------------------------------------------------------------------------------
                                 PROXY STATEMENT
--------------------------------------------------------------------------------

                INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

The accompanying proxy (the "Proxy") is solicited on behalf of the Board of Directors of Alliance Semiconductor Corporation, a Delaware corporation
("Alliance" or the "Company"), for use at the 2000 Annual Meeting of Stockholders of the Company to be held at the Company's headquarters at 2575 Augustine Drive, Santa Clara, California 95054 on Friday, September 8, 2000 at 10:00 a.m., local time (the "Annual Meeting"). Only holders of record of the Company's Common Stock at the close of business on July 21, 2000 (the "Record Date") will be entitled to vote. At the close of business on that date, the Company had 42,510,180 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. A majority of these shares, will constitute a quorum for the transaction of business at the Annual Meeting. This Proxy Statement will be first mailed to stockholders on or about July 28, 2000.

REVOCABILITY OF PROXIES

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use either by delivering to the Company (Attention: General Counsel) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. If a proxy is properly signed and not revoked, the shares it represents will be voted in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted FOR the election as directors of all of the nominees described below ("Proposal No. 1"); FOR approval of an amendment to the Company's 1992 Stock Plan to increase the number of shares of common stock reserved for issuance by 2,000,000 shares (Proposal No. 2); FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending March 31, 2001 ("Proposal No. 3"); and as voted by the Proxy holders in connection with any other business as may properly come before the meeting or any adjournment thereof.

VOTING AND SOLICITATION

Holders of shares of Common Stock are entitled to one vote for each share held as of the Record Date. Shares of Common Stock may not be voted cumulatively. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of the Company's transfer agent. The Inspector also will determine whether or not a quorum is present. With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on all proposals (other than the election of directors) and will be counted as present for purposes of the item on which the abstention is noted. An abstention has the same effect as a vote "Against" the matter. In the event that a broker indicates on a Proxy that it does not have discretionary authority to vote certain shares on a particular matter ("broker non-vote"), those shares will not be considered present and entitled to vote with respect to that matter.

Each nominee to serve on the Company's Board of Directors to be elected must receive a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors (provided a quorum is present). Votes "Withheld," as well as broker non-votes, will not contribute to the number of votes required to elect a director.

Proposal No. 2 and Proposal No. 3 each require for approval the affirmative vote of a majority of the shares of Common Stock of the Company present in person or by proxy at the Annual Meeting and entitled to vote

(provided a quorum is present). Votes "Against" and "Abstain" will count toward the number of shares voted at the Annual Meeting, but will not contribute toward the required number of votes necessary to approve Proposal No. 2 and Proposal No. 3. Broker non-votes will not be counted toward the number of shares voted at the Annual Meeting in determining the number of affirmative votes necessary to approve Proposal No. 2 and Proposal No. 3.

Unless otherwise instructed by the stockholder or described herein, each Proxy validly returned in the form accompanying this Proxy Statement that is not revoked will be voted in the election of directors "For" each of the nominees of the Board of Directors, and "For" Proposal No. 2 and Proposal No. 3 described in this Proxy Statement, and at the Proxy holders' discretion, on such other matters, if any, that may come before the Annual Meeting (including any proposal to adjourn the Annual Meeting).

The expenses of soliciting Proxies in the enclosed form will be paid by the Company. Following the original mailing of the Proxy and other soliciting materials, the Company will request brokers, custodians, nominees and other record holders to forward copies of the Proxy and other soliciting materials to persons for whom they hold shares of Common Stock and to request authority for the exercise of Proxies. In such cases, the Company, upon the request of the record holders, will reimburse such holders for their reasonable expenses. Proxies may also be solicited by certain of the Company's directors, officers or regular employees, without additional compensation, in person or by telephone or telecopy.


                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders shall elect four directors of the Company to serve until the next annual meeting of stockholders and until their successors have been elected or until their earlier resignation, death or removal. The Board of Directors of the Company (the "Board" or "Board of Directors") has nominated for election as directors each of the following persons: Sanford L. Kane, Jon B. Minnis, C.N. Reddy and N. Damodar Reddy. Unless otherwise instructed, the Proxy holders will vote the Proxies received by them for the Company's nominees named below. Each of the nominees is currently a director of the Company. Assuming a quorum is present, the four nominees for election as directors who receive the greatest number of votes cast for the election of directors at the Annual Meeting will become directors at the conclusion of the tabulation of votes. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the Proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy or the Board will be reduced in accordance with the Bylaws of the Company. It is not expected that any nominee will be unable, or will decline, to serve as a director.

DIRECTORS/NOMINEES

The names of the current members of the Board, who are also the Company's nominees for the Board, their ages as of July 28, 2000, and certain other information about them, are set forth below:

Name of Nominee and   Age   Principle Occupation     Director
Director                                              Since
--------------------- ----  -----------------------  ---------
N. Damodar Reddy (1)  61    Chairman of the            1985
                            Board, Chief
                            Executive Officer and
                            President of the
                            Company
C. N. Reddy           44    Executive Vice             1985
                            President, Chief
                            Operating Officer and
                            Secretary of the
                            Company
Jon B. Minnis         64    President of Milpitas      1992
(1)(2)(3)
Stanford L. Kane      58    President of Kane          1993
(1)(2)(3)                   Concepts Incorporated

(1)   Member of the Compensation Committee.
(2)   Member of the Audit Committee.
(3)   Member of the Stock Benefit Committee.

N. Damodar Reddy and C.N. Reddy are brothers. There are no other family relationships among any of the directors or executive officers of the Company.

N. Damodar Reddy is the co-founder of the Company and has served as the Company's Chairman of the Board, Chief Executive Officer and President from its inception in February 1985. Mr. Reddy also served as the Company's Chief Financial Officer from June 1998 until January 1999 . From September 1983 to February 1985, Mr. Reddy served as President and Chief Executive Officer of Modular Semiconductor, Inc., and from 1980 to 1983, he served as manager of Advanced CMOS Technology Development at Synertek, Inc., a subsidiary of

Honeywell, Inc. Prior to that time, Mr. Reddy held various research and development and management positions at Four Phase Systems, a subsidiary of Motorola, Inc., Fairchild Semiconductor and RCA Technology Center. Mr. Reddy is a member of the board of directors of two publicly traded companies, Sage, Inc. and eMagin Corporation. He holds an M.S. degree in Electrical Engineering from North Dakota State University and an M.B.A. from Santa Clara University. N. Damodar Reddy is the brother of C.N. Reddy.

C.N. Reddy is the co-founder of the Company and has served as the Company's Secretary and director since its inception in February 1985. Beginning in February 1985, Mr. Reddy served as the Company's Vice President - Engineering. In May 1993, he was appointed Senior Vice-President - Engineering and Operations of the Company. In December 1997, he was appointed Executive Vice President and Chief Operating Officer. From 1984 to 1985, he served as Director of Memory Products of Modular Semiconductor, Inc., and from 1983 to 1984, Mr. Reddy served as a SRAM product line manager for Cypress Semiconductor Corporation. From 1980 to 1983, Mr. Reddy served as a DRAM development manager for Texas Instruments, Inc. and, before that, he was a design engineer with National Semiconductor Corporation for two years. Mr. Reddy holds an M.S. degree in Electrical Engineering from Utah State University. C.N. Reddy is named inventor of over 15 patents related to SRAM and DRAM designs. C.N. Reddy is the brother of N. Damodar Reddy.

Jon B. Minnis has served as a director of the Company since April 1992. For more than the past 29 years, he has been President of Milpitas Materials Company, a construction materials company. Mr. Minnis has also been involved in venture capital investment activities for high technology companies.

Sanford L. Kane has served as a director of the Company's Board of Directors since June 1993. He currently serves as President of Kane Concepts Incorporated, a consulting company, and President of Legacy Systems, Inc. a startup company in which Alliance is the largest shareholder. From January 1993 to April 1995, he served as Chairman and Chief Executive Officer of Tower Semiconductor Ltd., a publicly held wafer fabrication company. From October 1990 to January 1992, he was President and Chief Executive Officer of PCO, Inc., a manufacturer of fiber optic electronic products. From July 1989 to June 1990, he was President and Chief Executive Officer of U.S. Memories, Inc., a joint venture that was intended to be a United States manufacturer of semiconductor memory devices. Prior to July 1989, Mr. Kane spent 27 years with IBM in various managerial and technical positions, most recently as Vice President of Industry Operations - General Technology Division. While at IBM, Mr. Kane served as a director of SEMATECH and the Semiconductor Industry Association.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

BOARD OF DIRECTORS
During the fiscal year ended April 1, 2000 ("fiscal 2000"), the Board of Directors met four times and acted by unanimous written consent one time. Each incumbent director attended all of the meetings of the Board of Directors and of the committees of the Board on which he served.

The Board of Directors has delegated certain authority to designated committees. Standing committees of the Board currently include an Audit Committee, a Compensation Committee and a Stock Benefit Committee, the current membership and duties of which are set forth below. The Board does not have a nominating committee or a committee performing the functions of a nominating committee. Although there are no formal procedures for stockholders to nominate persons to serve as directors, the Board will consider nominations from stockholders, which should be addressed to the Company's Secretary at the Company's address set forth above.

                   Audit         Compensation      Stock Benefit
                 Committee         Committee        Committee
             -----------------  ----------------  ---------------
             Sanford L. Kane    Sanford L. Kane   Sanford L. Kane
               Jon B. Minnis     Jon B. Minnis     Jon B. Minnis
                                N. Damodar Reddy

AUDIT COMMITTEE
The Audit Committee consists of two directors and exercises the following powers: (1) meets with the Company's independent accountants to review the adequacy of the Company's internal control systems and financial reporting procedures; (2) reviews the general scope of the Company's annual audit and fees charged by the independent accountants; (3) reviews and monitors the performance of non-audit services provided by the independent accountants; and (4) reviews interested transactions between the Company and any of its affiliates and any other matter to be passed upon by an audit committee as a matter of law or pursuant to the rules and regulations of any stock exchange or other securities market upon which the Company's securities may be listed. The Audit Committee held two meetings in fiscal 2000.

COMPENSATION COMMITTEE
The Compensation Committee consists of three directors and sets all non-stock compensation for the Company's officers, employees and service providers, other than directors. The Compensation Committee did not meet in fiscal 2000.

STOCK BENEFIT COMMITTEE
The Stock Benefit Committee consists of two directors and administers the Company's 1992 Stock Option Plan, 1993 Directors Stock Option Plan, 1996 Employee Stock Purchase Plan and other stock benefit plans for officers, employees and other service providers; however, the Stock Benefit Committee does not administer discretionary stock benefit plans for directors. The Stock Benefit Committee acted by unanimous written consent 77 times in fiscal 2000.

DIRECTORS' COMPENSATION

Directors resident in California do not receive compensation for serving as members of the Company's Board of Directors. Directors resident outside California receive a $5,000 fee for each meeting of the Company's Board of Directors physically attended by such director (provided, however, that no such director shall be paid more than $20,000 during any fiscal year). All directors are reimbursed for expenses incurred attending meetings of the Board. In fiscal 1994, Directors Messrs. Minnis and Kane, the Company's two non-employee members of the Board of Directors, were each granted options to purchase 90,000 shares of Common Stock, at an exercise price per share of $1.33 which have been exercised. In fiscal 1998, Directors Messrs. Minnis and Kane were granted options to purchase 50,000 shares of Common Stock, at an exercise price per share of $5.50. Each of these options vest in increments of 20% per year on each of the first five anniversaries subsequent to June 9, 1997, in the case of Mr. Kane, and May 10, 1997, in the case of Mr. Minnis.

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
                  ELECTION OF EACH OF THE NOMINATED DIRECTORS.


                                Proposal No. 2
                Approval of an Amendment to the 1992 Stock Plan

In 1992, the Board of Directors adopted, and the stockholders subsequently approved, the Company's 1992 Stock Plan (the "1992 Plan"). As a result of a series of amendments, at July 28, 2000 there were 11,000,000 shares of the Company's Common Stock authorized for issuance under the 1992 Plan, including all options which have been granted under the 1992 Plan prior to such date.

At July 10, 2000, options (net of canceled or expired options) covering an aggregate of 7,965,913 shares of the Company's Common Stock had been granted under the 1992 Plan, and 3,034,087 shares (other than any shares that might in the future be returned to the 1992 Plan as a result of cancellation or expiration of options) remained available for future grant under the 1992 Plan. The amendment to the 1992 Plan would increase the number of shares of common stock reserved for issuance by 2,000,000 shares, from 11,000,000 to 13,000,000 shares.

Stockholders are requested in this Proposal 2 to approve the amendment to the 1992 Plan. If the stockholders fail to approve this Proposal 2, the number of shares authorized for issuance under the 1992 Plan will remain at 11,000,000 shares. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting, at which a quorum is present, will be required to approve the amendment to the 1992 Plan. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. Broker non-votes are not counted in determining whether this proposal has been approved.

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL
                    OF THE AMENDMENT OF THE 1992 STOCK PLAN.

The essential features of the 1992 Plan are outlined below:

GENERAL

The 1992 Plan provides for the grant of both incentive and nonstatutory (or supplemental) stock options. Incentive stock options granted under the 1992 Plan are intended to qualify as "incentive stock options" within the meaning of
Section 422 of the Code. Nonstatutory stock options granted under the 1992 Plan are intended not to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of incentive and nonstatutory stock options.

PURPOSE

The 1992 Plan was adopted to provide a means by which selected officers and employees of and consultants to the Company and its affiliates could be given an opportunity to purchase stock in the Company, to assist in retaining the services of employees holding key positions, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company. All of the Company's approximately 180 regular, full-time employees and consultants are eligible to participate in the 1992 Plan.

ADMINISTRATION

The 1992 Plan is administered by the Board of Directors of the Company. The Board has the power to construe and interpret the 1992 Plan and, subject to the provisions of the 1992 Plan, to determine the persons to whom and the dates on which options will be granted, the number of shares to be subject to each option, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price, the type of consideration and other terms of the option. The Board of Directors is authorized to delegate administration of the 1992 Plan to a committee composed of not fewer than two (2) members of the Board. The Board has delegated administration of the 1992 Plan to the Stock Benefits Committee of the Board. As used herein with respect to the 1992 Plan, the "Board" refers to the Stock Benefits Committee, as well as to the Board of Directors itself.

ELIGIBILITY

Incentive stock options may be granted under the 1992 Plan only to employees (including officers) of the Company and its affiliates. Selected employees (including officers) and consultants are eligible to receive nonstatutory stock options under the 1992 Plan.

No incentive stock option may be granted under the 1992 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the option does not exceed six (6) years from the date of grant. With respect to incentive stock options granted under the 1992 Plan, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which such options are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company and its affiliates) may not exceed $100,000. 1992 Plan includes a per-employee, per-fiscal year limitation equal to 700,000 shares of Common Stock.

STOCK SUBJECT TO THE 1992 PLAN

If options granted under the 1992 Plan expire or otherwise terminate without being exercised, the Common Stock not purchased pursuant to such options again becomes available for issuance under the 1992 Plan.

TERMS OF OPTIONS

The following is a description of the permissible terms of options under the 1992 Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

EXERCISE PRICE; PAYMENT. The exercise price of incentive stock options under the 1992 Plan may not be less than the fair market value of the Common Stock subject to the option on the date of the option grant, and in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options under the 1992 Plan may not be less than 85% of the fair market value of the Common Stock subject to the option on the date of the option grant. However, if options were granted with exercise prices below market value, deductions for compensation attributable to the exercise of such options could be limited by
Section 162(m). See "Federal Income Tax Information."

The exercise  price of options  granted under the 1992 Plan must be paid either:
(a) in cash at the time the option is exercised; or (b) at the discretion of the Board, (i) by delivery of other Common Stock of the Company, or (ii) pursuant to a deferred payment arrangement or in any other form of legal consideration acceptable to the Board.

OPTION EXERCISE. Options granted under the 1992 Plan may become exercisable in cumulative installments ("vest") as determined by the Board. Shares covered by currently outstanding options under the 1992 Plan typically vest at the rate of 20% on each anniversary of the grant date during the optionee's employment or service as a consultant. Shares covered by options granted in the future under the 1992 Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may be exercised. In addition, options granted under the 1992 Plan may permit exercise prior to vesting, but in such event the optionee may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase shares not yet vested should the optionee leave the employ of the Company prior to vesting. To the extent provided by the terms of an option, an optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the optionee, by delivering already-owned stock of the Company or by a combination of these means.

TERM. The maximum term of options under the 1992 Plan is ten (10) years, except that in certain cases (see "Eligibility") the maximum term is six (6) years. Options under the 1992 Plan terminate three (3) months after termination of the optionee's employment or relationship as a consultant or director of the Company or any affiliate of the Company, unless (a) such termination is due to such person's permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised at any time within one year of such termination; (b) the optionee dies while employed by or serving as a consultant or director of the Company or any affiliate of the Company, or within three (3) months after termination of such employment or relationship, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the optionee's death) within eighteen (18) months of the optionee's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; (c) or the option by its terms specifically provides otherwise. Individual options by their terms may provide for exercise within a longer or shorter period of time following termination of employment or the consulting relationship. The option term may also be extended in the event that exercise of the option within these periods is prohibited under then current securities laws.

ADJUSTMENT PROVISIONS

If there is any change in the stock subject to the 1992 Plan or subject to any option granted under the 1992 Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the 1992 Plan and options outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to such plan, the maximum number of shares which may be granted to an employee during a fiscal year, and the class, number of shares and price per share of stock subject to such outstanding options.

EFFECT OF CERTAIN CORPORATE EVENTS

The 1992 Plan provides that, in the event of a dissolution or liquidation of the Company, specified type of merger or other corporate reorganization, to the extent permitted by law, any surviving corporation will be required to either assume options outstanding under the 1992 Plan or substitute similar options for those outstanding under such plan, or such outstanding options will continue in full force and effect. In the event that any surviving corporation declines to assume or continue options outstanding under the 1992 Plan, or to substitute similar options, then the options will terminate if not exercised prior to such time.

DURATION, AMENDMENT AND TERMINATION

The Board may suspend or terminate the 1992 Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the 1992 Plan will terminate on April 7, 2002.

The Board may also amend the 1992 Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within twelve (12) months before or after its adoption by the Board if stockholder approval is required in order for the Plan to satisfy Section 422 of the Code, Rule 16b-3 ("Rule 16b-3") of the Exchange Act, or the Nasdaq or securities exchange rules, as applicable. The Board may submit any other amendment to the 1992 Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

RESTRICTIONS ON TRANSFER

Under the 1992 Plan, an option may be transferred by the optionee in limited circumstances only as provided in the optionee's option agreement or pursuant to a will or by the laws of descent and distribution and, during the lifetime of the optionee, may be exercised only by the optionee. In addition, shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to restrictions on transfer which the Board deems appropriate.

FEDERAL INCOME TAX INFORMATION

INCENTIVE STOCK OPTIONS. Incentive stock options under the 1992 Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

There generally are no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability, if any.

If an optionee holds stock acquired through exercise of an incentive stock option for at least two (2) years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be long-term capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (a) the excess of the stock's fair market value on the date of exercise over the exercise price, or
(b) the optionee's actual gain, if any, on the purchase and sale. Any additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year. Long-term capital gains currently are generally subject to lower tax rates than ordinary income. The maximum capital gains rate for federal income tax purposes is currently 20% while the maximum ordinary income rate is effectively 39.6% at the present time. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

NONSTATUTORY STOCK OPTIONS. Nonstatutory stock options granted under the 1992 Plan generally have the following federal income tax consequences:

There are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

POTENTIAL LIMITATION ON COMPANY DEDUCTIONS. In 1993, the Code was amended to add
Section 162(m), which denies a deduction to any publicly-held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1,000,000 for a covered employee, as such term is defined in Section 162(m) and the regulations thereunder. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year, as happened in fiscal 2000.

Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with proposed Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that the option is granted by a compensation committee comprised solely of "outside directors" and either: (I) the option plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the option is no less than the fair market value of the stock on the date of grant; or (ii) the option is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the option is approved by stockholders.

The following table shows the number of shares of Common Stock currently issuable upon exercise of options granted to the named individuals and groups under the 1992 Stock Plan during the fiscal year ended April 1, 2000.

                         Plan Benefits - 1992 Stock Plan

     Name and Principal Position          Number of          Average
                                         Options (1)      Exercise Price
---------------------------------------  -------------    --------------
N. Damodar Reddy                           200,000          $11.4161
President and Chief Executive Officer
C. N. Reddy                                150,000          $11.4918
Executive Vice President and Chief
Operating Officer
David Eichler                              100,000           $4.0625
Bradley Perkins                             80,000           $4.5000
Ritu Shrivastava                           173,082           $5.7534
Executive officers as a group              703,082           $8.2054
Non-executive officer employee group     1,586,075           $8.2971

(1) All options granted at fair market value as of date of grant, except to Mr. Damodar Reddy and Mr. C.N. Reddy who's incentive stock options were granted at 110% of the fair market as required by the 1992 Stock Plan for individuals who hold more than 10% of the outstanding shares.


                                 Proposal No. 3
            Ratification of Appointment of Independent Accountants

The Board of Directors has appointed PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending March 31, 2001, and the stockholders are being asked to ratify such appointment. PricewaterhouseCoopers LLP (or its predecessor) has been engaged as the Company's independent accountants since the Company's inception in 1985. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will be given an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF
      PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.

                        Executive Officers of the Company

Certain information concerning executive officers of the Company, including their ages of July 28, 2000, is set forth below:

Name                  Age   Position
--------------------  ----  ----------------------------------------------------
N. Damodar Reddy       61    Chairman, President and Chief Executive Officer
C.N. Reddy             43    Executive Vice President, Chief Operating Officer,
                             Director and Secretary
David Eichler          51    Vice President, Finance and Administration, and CFO
Bradley Perkins        43    Vice President and General Counsel
Ritu Shrivastava       49    Vice President, Technology Development

N. Damodar Reddy is the co-founder of the Company and has served as the Company's Chairman of the Board, Chief Executive Officer and President from its inception in February 1985. Mr. Reddy also served as the Company's Chief Financial Officer from June 1998 until January 1999 . From September 1983 to February 1985, Mr. Reddy served as President and Chief Executive Officer of Modular Semiconductor, Inc., and from 1980 to 1983, he served as manager of Advanced CMOS Technology Development at Synertek, Inc., a subsidiary of Honeywell, Inc. Prior to that time, Mr. Reddy held various research and development and management positions at Four Phase Systems, a subsidiary of Motorola, Inc., Fairchild Semiconductor and RCA Technology Center. Mr. Reddy is a member of the board of directors of two publicly traded companies, Sage, Inc. and eMagin Corporation. He holds an M.S. degree in Electrical Engineering from North Dakota State University and an M.B.A. from Santa Clara University. N. Damodar Reddy is the brother of C.N. Reddy.

C.N. Reddy is the co-founder of the Company and has served as the Company's Secretary and director since its inception in February 1985. Beginning in February 1985, Mr. Reddy served as the Company's Vice President - Engineering. In May 1993, he was appointed Senior Vice-President - Engineering and Operations of the Company. In December 1997, he was appointed Executive Vice President and Chief Operating Officer. From 1984 to 1985, he served as Director of Memory Products of Modular Semiconductor, Inc., and from 1983 to 1984, Mr. Reddy served as a SRAM product line manager for Cypress Semiconductor Corporation. From 1980 to 1983, Mr. Reddy served as a DRAM development manager for Texas Instruments, Inc. and, before that, he was a design engineer with National Semiconductor Corporation for two years. Mr. Reddy holds an M.S. degree in Electrical Engineering from Utah State University. C.N. Reddy is named inventor of over 15 patents related to SRAM and DRAM designs. C.N. Reddy is the brother of N. Damodar Reddy.

David Eichler joined the Company in January 1999, and was appointed Vice President Finance and Administration and Chief Financial Officer. Prior to joining the Company, Mr. Eichler was Vice President Finance and Chief Accounting Officer for Adobe Systems Incorporated in 1998. From 1994 to 1998, he was Senior Vice President Finance & Administration and Chief Financial Officer for Hyundai Electronics America. He has also held senior financial management positions at Syntex Corporation, Oki Semiconductor and Tandem Computers Incorporated.

Bradley A. Perkins joined the Company in January 1999, and was appointed Vice President and General Counsel. Prior to joining the Company, Mr. Perkins was Vice President, General Counsel and Secretary at Mission West Properties (formerly Berg & Berg Developers), from January 1998 to January 1999. From November 1991 to January 1998, Mr. Perkins was with Valence Technology, Inc., where he was Vice President, General Counsel and Secretary. From August 1988 to November 1991, Mr. Perkins was Assistant General Counsel and Intellectual Property Counsel with VLSI Technology, Inc.

Ritu Shrivastava joined the Company in November 1993, and was appointed Vice President - Technology Development in August 1995. Dr. Shrivastava was designated as an executive officer of the Company in July 1997. Prior to joining the Company, Dr. Shrivastava worked at Cypress Semiconductor Corporation for more than 10 years in various technology management positions, the last one being Director of Technology Development. Prior to that time, Dr. Shrivastava was with Mostek Corporation for 3 years, responsible for CMOS development. Dr. Shrivastava served on the Electrical Engineering faculty at Louisiana State University where he also received his Ph.D.. Dr. Shrivastava completed his Masters and Bachelor's degrees in Electrical Communication Engineering from Indian Institute of Science, Bangalore, India and a Bachelor's degree in Physics from Jabalpur University, India. Dr. Shrivastava is named inventor in over 12 patents related to various technologies, and is a Senior Member of IEEE.

        Security Ownership of Certain Beneficial Owners And Management

The following table sets forth information that has been provided to the Company with respect to beneficial ownership of shares of the Company's Common Stock as of July 10, 2000 (or such other date as may be indicated in the footnote for the respective person) for (i) each person or entity who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each executive officer named in the Summary Compensation Table, (iii) each director of the Company and (iv) all directors and executive officers of the Company as a group. On July 10, 2000, there were 41,491,580 shares of the Company's Common Stock outstanding.

                                       Shares Beneficial
                                          Owned (1)(2)
                                      ---------------------
Name of Beneficial Owner               Number of   Percent
                                        Shares       (%)
------------------------------------- ------------ --------
N. Damodar Reddy (3)                   7,728,150     18.6
C.N. Reddy (4)                         7,589,750     18.3
State of Wisconsin Investment Board    2,407,500      5.8
Jon B. Minnis (6)                        849,090      2.1
Sanford L. Kane (7)                      140,000        *
Ritu Shrivastava (8)                     139,560        *
David Eichler (9)                         20,000        *
Bradley Perkins                                0        *
All executive officers and            15,477,460     37.3
directors named in the Summary
Compensation Table as a group (5
persons) (10)

* Less than 1%.
(1) Unless otherwise noted, the Company believes that all persons or entities named in the table have sole voting and sole investment power with respect to all shares of Common Stock shown in the table to be beneficially owned by them, subject to community property laws where applicable.
(2) A person is deemed to be the beneficial owner of securities that can be acquired by such person within sixty (60) days of July 10, 2000 upon the exercise of options, excluding, however, options granted pursuant to the Company's 1996 Employee Stock Purchase Plan ("ESPP"), as the shares subject to option under the ESPP for the next applicable Purchase Date (August 15, 2000) may depend upon the fair market value of the Company's Common Stock on such Purchase Date, which value is not known as of the date of this Proxy Statement. Each stockholder's percentage ownership is determined by assuming that options that are held by such person (but not those held by any other person) and that are exercisable within sixty (60) days of July 10, 2000 have been exercised.
(3) Includes 345,000 shares held of record by N.D.R. Investments, Inc., of which N. Damodar Reddy is the sole shareholder. The address of N. Damodar Reddy is c/o Alliance Semiconductor Corporation, 2575 Augustine Drive, Santa Clara, California 95054. Includes 40,000 shares subject to options exercisable within sixty (60) days of July 10, 2000.
(4) Includes 677,500 shares held of record by C.N. Reddy Investments, Inc., of which C.N. Reddy is the sole shareholder. The address of C.N. Reddy is c/o Alliance Semiconductor Corporation, 2575 Augustine Drive, Santa Clara, California 95054. Includes 30,000 shares subject to options exercisable within sixty (60) days of July 10, 2000.
(5) Represents shares held as of July 6, 2000, as reported on Amendment No. 4 to
    Schedule 13G filed by the State of Wisconsin Investment Board on or about July 10, 2000. The address of the State of Wisconsin Investment Board is P.O. Box 7842, 112 East Wilson Street, Madison, Wisconsin 53707.
(6) Includes 859,000 shares owned of record by Milpitas Materials Company, of which Mr. Minnis is the President and a shareholder. Includes 10,000 shares subject to options exercisable within sixty (60) days of July 10, 2000.
(7) Includes 30,000 shares subject to options exercisable within sixty (60) days of July 10, 2000.
(8) Includes 99,082 shares subject to options exercisable within sixty (60) days of July 10, 2000.
(9) Includes 20,000 shares subject to options exercisable within sixty (60) days of July 10, 2000.
(10)Includes 229,082 shares subject to options exercisable within sixty (60) days of July 10, 2000.

                             Executive Compensation

The following table sets forth certain  information  concerning  compensation of
(i) the Company's Chief Executive Officer, (ii) the four other most highly compensated executive officers of the Company serving at April 1, 2000, for the fiscal year ended April 1, 2000 and each of the Company's past two fiscal years.

                           Summary Compensation Table
                                                               Long Term
                                   Annual Compensation       Compensation
                                                                 Awards
                               ----------------------------  -------------
                         FiscalSalary  Bonus      Other       Securities
  Name and Principal     Year   ($)    ($)(1)    Annual       Underlying
       Position                                Compensation    Options
                                                 ($)(2)         (#)(3)
------------------------ ----- ------  ------- ------------  -------------
N. Damodar Reddy         2000  300,000 797,125(4)     -        200,000
President and Chief      1999  300,000    -           -              -
Executive Officer        1998  300,000    -           -              -
                                          -
C. N. Reddy              2000  274,992 797,125(4)     -        150,000
Executive Vice           1999  274,992    -           -              -
President and Chief      1998  274,992    -           -              -
Operating Officer                         -

David Eichler (5)        2000  200,000  28,469(4)     -              -
Vice President, Finance  1999   49,259    -           -        100,000
and Administration, CFO  1998        -    -           -              -

Bradley Perkins (6)      2000  175,000    -           -              -
Vice President and       1999   37,159    -           -        100,000
General Counsel          1998        -    -           -              -

Ritu Shrivastava         2000  170,640  28,469(4)                    -
Vice President,          1999  169,328    -       127,081(7)   198,750
Technology Development   1998  158,000     250        -        125,000

(1) Represents bonuses earned for services rendered during the fiscal year listed, even if paid after the end of the fiscal year.

(2) Perquisites are excluded as their aggregate value did not meet the reporting threshold of the lesser of $50,000 or ten per cent (10%) of the individual's salary plus bonus.

(3) Reflects net options granted (i.e., does not include options issued upon repricing, where same number of options were canceled pursuant to the repricing), and excludes grants of options pursuant to the ESPP.

(4) Represents the fair market value of Broadcom Corporation stock at the time of distribution as a bonus.

(5)  Mr. Eichler joined the Company in January 1999.

(6)  Mr. Perkins joined the Company in December 1998.

(7) In May 1998, Mr. Shrivastava voluntarily renounced his prior stock option and the Company agreed to pay Mr. Shrivastava $127,081 as a settlement of its obligation to reimburse him.

                        Option Grants In Last Fiscal Year

The following table provides information concerning each grant of options to purchase the Company's Common Stock made during the fiscal year 2000 to the executive officers named in the Summary Compensation Table above.


                                                                     Potential Realizable
                     Securities  Individual                            Value at assumed
                     Underlying Grants % of    Exercise                 Annual Rates of
                      Options       Total       Price      Expiration      Stock Price
                                 Granted to      Per                   Appreciation for
                                Employees in                          Option Term ($)(1)
                                                                     -------------------------
   Grantee           Granted    Fiscal Year      Share       Date        5%          10%
                       (#)         (%)(2)       ($)(3)
-------------------  ---------  -------------  ---------  ---------  ----------  -------------
N. Damodar Reddy      40,624(4)      3.5        12.3077    8/31/05     638,125       805,235
N. Damodar Reddy     159,376(4)     13.8        11.1888    8/31/05    2,275,89     2,871,903
C.N. Reddy            40,624(4)      3.5        12.3077    8/31/05     638,125       805,235
C.N. Reddy           109,376(4)      9.5        11.1888    8/31/05    1,561,89     2,418,856

(1) The above information concerning five per cent (5%) and ten per cent (10%) assumed annual rates of compounded stock price appreciation is mandated by the Securities and Exchange Commission. There is no assurance provided to any executive officer or to any other optionee that the actual stock price appreciation over the option term will be at the assumed five per cent (5%) and ten per cent (10%) levels set forth on the table or at any other defined level. Unless the market price of the Common Stock of the Company does in fact appreciate over the option term, no value will be realized from the options grants made to the executive officers or to any other optionee.

(2)  Reflects percentage of total options granted to employees in fiscal 2000.

(3) The exercise price may be paid in cash or pursuant to a cashless exercise procedure under which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price.

(4) These options granted pursuant to the Company's 1992 Stock Option Plan are exercisable as to twenty per cent (20%) of the shares underlying the option, in five equal annual installments commencing one year from the date of grant. Each of the reported options is an incentive stock option ("ISO") to the extent it does not exceed applicable limits set by the tax laws, and non-qualified stock option for the remainder. For each option that exceeds such limits, the number of shares underlying the option grant is allocated between two options, the first an ISO up to the applicable limits set by the tax laws, and the second a non-statutory option for the balance of the shares. In each case, vesting continues only so long as employment with the Company or one of its subsidiaries (or in the case of non-statutory stock option, one of the Company's affiliates) continues.

  Aggregated Option Exercises In Last Fiscal Year and Fiscal Year-End Option
                                     Values

The following table sets forth information concerning shares acquired on exercise of stock options during fiscal 2000 and the value of stock options held at the end of fiscal 2000 by each of the executive officers named in the Summary Compensation Table above.


                                             Number of Securities           Value of
                   Shares      Value              Underlying              Unexercised
                   Acquired    Realized       Unexercised Options         In-The-Money
                      on                      at Fiscal Year End        Options at Fiscal
                                                   (#)(2)               Year End ($)(2)(3)
                                          -------------------------  -------------------------
    Grantee        Exercise(#) ($)(1)     Exercisable Unexercisable  Exercisable Unexercisable
                      (#)
-----------------  ----------  ---------  -----------  ------------  ----------- -------------
N. Damodar Reddy         0            0            0       200,000            0     2,004,284
C. N. Reddy              0            0            0       150,000            0     1,491,849
David Eichler            0            0       20,000        80,000      347,500     1,390,000
Brad Perkins        20,000      440,002            0        80,000            0     1,354,960
Ritu Shrivastava   116,293(4) 2,329,231       99,082        74,000    1,566,932     1,147,740

(1) "Value Realized" represents the fair market value of the shares underlying the option on the date of exercise based on the per share closing price of the Company's Common Stock as reported on the Nasdaq National Market, less the aggregate exercise price, and may not be realized upon the sale of the shares underlying the option, and does not necessarily indicate that the optionee sold such shares.

(2) Excludes options pursuant to the Company's 1996 Employee Stock Purchase Plan for the purchase period in effect at 2000 fiscal year-end, as amount of shares to be purchased and purchase price per share are not determinable prior to August 15, 2000.

(3) These values have not been and may never be realized. They are based on the difference between the respective exercise prices of outstanding stock options and the closing price of the Company's Common Stock on April 1, 2000 of $21.4375 per share.

                              Certain Transactions

In May 1998, the Company loaned N. Damodar Reddy and C.N. Reddy the sums of approximately $895,078 and $720,429, respectively, to pay taxes associated with their respective exercises in May 1998 of options granted in 1993 pursuant to the Company's 1992 Stock Option Plan. Each of the borrowers executed a promissory note in favor of the Company with respect to their respective loan. Each such note provides that on or before December 31, 1998, the borrower shall repay the outstanding principal, together with interest at a rate of 5.50% per annum. In December 1998, the Board extended the term of each promissory note by one year, to December 31, 1999. In December 1999, the Board again extended the term of each promissory note by one year, to December 31, 2000. Each such note provides that if the borrower's full-time employment with the Company ceases, any unpaid principal plus accrued interest shall become immediately due and payable. Moreover, each such note is secured by certain shares of the Company's fully-paid and non-assessable Common Stock that borrower had owned for more than six months prior to the date of the note; in the case of N. Damodar Reddy, the note is secured by 186,000 shares of Common Stock; in the case of C.N. Reddy, the note is secured by 150,000 shares of Common Stock. No payments have been due or made to date with respect to either such note. The aggregate indebtedness at July 10, 2000 under such notes is approximately $999,690 (in the case of N. Damodar Reddy) and $804,624 (in the case of C.N. Reddy), respectively.

In June 1998, the Company loaned Sanford L. Kane the sum of $119,997, in connection with Mr. Kane's exercise of options granted in 1993 pursuant to the Company's 1992 Stock Option Plan. Mr. Kane executed a promissory note in favor of the Company with respect to such loan. Pursuant to the note, Mr. Kane agreed to repay the principal in three equal annual installments, together with interest at a rate of 5.58% per annum. Mr. Kane repaid the note in December 1999.

The Company has made an $1,000,000 investment in Legacy Systems, Inc., for which Mr. Kane is Chairman and CEO. Because of the investment, Alliance is entitled to a board seat, which is presently occupied by Mr. N. Damodar Reddy. Legacy Systems produces wet-processing semiconductor manufacturing equipment, and is not a competitor, supplier or customer of Alliance.

In October 1999, the Company formed Alliance Venture Management, LLC, ("Alliance Venture Management"), a California limited liability corporation, to manage and act as the general partner in the investment funds the Company intended to form. Alliance Venture Management does not directly invest in the investment funds with the Company, but is entitled to a management fee out of the net profits of the investment funds. This management company structure was created to provide incentives to the individuals who participate in the management of the investment funds by allowing them limited participation in the profits of the various investment funds through the management fees paid by the investment funds.

In November 1999, the Company formed Alliance Ventures I, LP ("Alliance Ventures I") and Alliance Ventures II, LP ("Alliance Ventures II"), both California limited partnerships. The Company, as the sole limited partner, owns 100% of the shares of each partnership. Alliance Venture Management acts as the general partner of these partnerships and receives a management fee of 15% of the profits from these partnerships for its managerial efforts. At Alliance Venture Management's inception, Series A Units and Series B Units in Alliance Venture Management were created. The unit holders of Series A units and Series B units receive management fees of 15% of investment gains realized by Alliance Ventures I and Alliance Ventures II, respectively. In February 2000, upon the creation of Alliance Ventures III, LP ("Alliance Ventures III"), the management agreement for Alliance Venture Management was amended to create Series C Units which are entitle Alliance Venture Management to receive a management fee of 16% of investment gains realized by Alliance Ventures III.

Each of the owners of the Series A, B and C Units paid the initial carrying value for their shares of the member units. While the Company owns 100% of the common units in Alliance Venture Management, it does not hold any series A, B or C Units and does not participate in the management fees generated by the management of the investment funds. The Company's senior management hold the majority of the units of Alliance Venture Management:

                                                   Initial
                                                  Carrying
                      Units         Type            Value
                      ------  ---------------- -------------
Alliance              10,000   Common Units        $2,500.00
Semiconductor
Corporation

N. Damodar Reddy      10,000   Series A Units       2,500.00
                      10,000   Series B Units       2,500.00
                      8,000    Series C Units       2,000.00

C.N. Reddy            10,000   Series A Units       2,500.00
                      10,000   Series B Units       2,500.00
                       8,000   Series C Units       2,000.00

Bradley Perkins          632   Series A Units         158.00
                        1000   Series B Units         250.00
                         933   Series C Units         233.25

David Eichler            421   Series A Units         105.25
                         764   Series B Units         191.00
                         600   Series C Units         150.00

Non-executive         10,000   Series A Units       2,500.00
employee and other    12,941   Series B Units       3,235.25
non-employee          15,333   Series C Units       3,833.25



On May 12, 2000, Alliance Ventures I made a distribution of the Vitesse Semiconductor Corporation ("Vitesse") stock that had been acquired by Alliance Ventures I in exchange for its sale of its one million shares of Orologic, Inc. ("Orologic") as follows:

                                    Shares of
                                     Vitesse
                                    -----------
Alliance                             632,876
11.21% shares to be held in           95,417
   escrow for Alliance
N. Damodar Reddy                      39,977
C.N. Reddy                            39,977
Bradley Perkins                        2,533
David Eichler                          1,690
Non-executive employee                39,977
                                    -----------
Total shares  resulting from sale    852,447
of 1,000,000 Orologic shares
                                    ===========


N. Damodar Reddy and C.N. Reddy have formed private venture funds, Galaxy Venture Partners, L.L.C., and Galaxy Venture Partners II, L.L.C., which invest in some of the same investments as the Company. Additionally, an outside venture fund is being formed in which certain of the Company's officers and employees, as well as the Company itself, are planning to make similar venture investments.


                        Report on Executive Compensation

NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT") THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THIS SECTION ENTITLED "REPORT ON EXECUTIVE COMPENSATION" SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS OR INTO ANY FUTURE FILINGS, AND SHALL NOT BE DEEMED SOLICITING MATERIAL OR FILED UNDER THE SECURITIES ACT OR EXCHANGE Act.

REPORT OF COMPENSATION COMMITTEE AND STOCK BENEFIT COMMITTEE

The Compensation Committee of the Board of Directors sets the base salary of the Company's executive officers and approves individual bonuses for executive officers. The Stock Benefit Committee of the Board of Directors administers the Company's 1992 Stock Option Plan and 1996 Employee Stock Purchase Plan under which grants may be made to executive officers and others. The following is a summary of policies of the Compensation Committee and Stock Benefit Committee that affect the compensation paid to executive officers, as reflected in the tables and text set forth elsewhere in this Proxy Statement.

GENERAL COMPENSATION POLICY
The Compensation Committee and Stock Benefit Committee's overall policies with respect to executive officers is to offer competitive compensation opportunities for such persons based upon their personal performance, the financial performance of the Company and their contribution to that performance. Each executive officer's compensation package is comprised of three elements: (i) base salary that reflects individual performance and is designed primarily to be competitive with salary levels in the industry, (ii) stock-based incentive awards designed to strengthen the mutuality of interests between the executive officers and the Company's stockholders, and (iii) for executive officers in the sales and marketing functions, and for other executive officers in certain other circumstances, annual or quarterly cash bonuses related to the performance of the Company for such executive officer's functional area. In addition, from time the time the Company has forgiven certain debt obligations of executive officers to the Company.

FACTORS
Several important factors considered in establishing the components of each executive officer's compensation package for the 2000 fiscal year are summarized below. Additional factors were taken into account to a lesser degree. The Compensation Committee and Stock Benefit Committee may in their discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years. However, it is presently contemplated that all compensation decisions will be designed to further the overall compensation policy described above.

BASE SALARY. The base salary for each executive officer is set on the basis of personal performance, the salary levels in effect for comparable positions in similarly situated companies within the semiconductor industry, and internal comparability considerations. The Compensation Committee believes that the Company's most direct competitors for executive talent are not limited to the companies that the Company would use in a comparison for stockholder returns. Therefore, the compensation comparison group is not the same as the industry group index used in the section "Comparison of Stockholder Return," below.

STOCK-BASED INCENTIVE COMPENSATION. The Stock Benefit Committee approves periodic grants of stock options to each of the Company's executive officers and others under the Company's 1992 Stock Option Plan and administers the Company's 1996 Employee Stock Purchase Plan. The grants under these plans are designed to align the interests of the optionees with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Moreover, vesting schedules of options granted pursuant to the 1992 Stock Option Plan (historically four or five years from the date of grant) encourage a long-term commitment to the Company by its executive officers and other optionees. Each grant pursuant to the 1992 Stock Option Plan generally allows the optionee to acquire shares of the Company's Common Stock at a fixed price per share (the fair market value on the grant date) over a specified period of time (historically, up to one year after full vesting), thus providing a return to the optionee only if the market price of the shares appreciates over the option term. The size of the option grant pursuant to the 1992 Stock Option Plan to each optionee is set at a level that the Stock Benefit Committee deems appropriate in order to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company, but also takes into account the individual's potential for future responsibility and promotion over the option vesting period, and the individual's performance in recent periods. The Stock Benefit Committee periodically reviews the number of shares owned by, or subject to options held by, each executive officer, and additional awards are considered based upon past performance of the executive officer. The 1996 Employee Stock Purchase Plan affords Company employees (other than owners of 5% or more of the Company's securities) the opportunity to purchase Company Common Stock twice a year at a discount to the market value on the date of purchase, by utilizing funds that have been withheld from the employee's payroll during the preceding six-month period (employees may elect to have up to 10% of their payroll withheld for such purpose).

ANNUAL OR QUARTERLY CASH BONUSES. Other than with respect to executive officers engaged in the sales and marketing functions, the Company historically has not had a formal cash bonus program for executive officers, although cash bonuses have been paid from time to time in the past to selected executive officers in recognition of superior individual performance. For fiscal 2000, officers in the sales function received bonuses based upon the Company's achievement of certain sales milestones, and Messrs. Damodar Reddy, C.N. Reddy, Eichler and

Shrivastava each received a bonus of Broadcom Corporation common stock based upon individual performance regarding the Maverick Networks, Inc. investment and merger with Broadcom Corporation.

CEO COMPENSATION
In setting the compensation payable during fiscal 2000 to the Company's Chief Executive Officer, N. Damodar Reddy, the Compensation Committee used the same factors described above for the executive officers. Mr. Reddy was granted two stock options of 40,629 and 159,376 shares, vesting equally over five years, at an exercise price of $12.3077 (110% of fair market value on date of grant, as required by the 1992 Stock Option Plan for incentive stock options granted to grantees who are 10% or greater shareholders) for the first stock option, an incentive stock option, and $11.1888 for the second option, a non-qualified stock option. Additionally, Mr. Reddy received a bonus of Broadcom Corporation common stock based upon his performance regarding the Maverick Networks, Inc. investment and merger with Broadcom Corporation, valued at $797,125 based on the fair market value of the stock on the day of distribution.

EFFECT OF SECTION 162(M) OF THE INTERNAL REVENUE CODE
Section 162(m) of the U.S. Internal Revenue Code limits the tax deductibility by a corporation of compensation in excess of $1 million paid to any of its five most highly compensated executive officers. However, compensation which qualifies as "performance-based" is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by stockholders.

The Compensation Committee does not presently expect total cash compensation payable for salaries to exceed the $1 million limit for any individual executive. Having considered the requirements of Section 162(m), the Compensation Committee believes that stock option grants to date meet the requirement that such grants be "performance based" and are, therefore, exempt from the limitations on deductibility. The Compensation Committee will continue to monitor the compensation levels potentially payable under the Company's cash compensation programs, but intends to retain the flexibility necessary to provide total cash compensation in line with competitive practice, the Company's compensation philosophy, and the Company's best interests.

Submitted by the Compensation Committee and the Stock Benefit Committee of the Company's Board of Directors:

          COMPENSATION COMMITTEE         STOCK BENEFIT COMMITTEE
          ----------------------         -----------------------
        N. Damodar Reddy, Chairman       Jon B. Minnis, Chairman
           Jon B. Minnis, Member         Sanford L. Kane, Member
          Sanford L. Kane, Member


EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

The Company presently has no employment contracts, plans or arrangements in effect for executive officers in connection with their resignation, retirement or termination of employment or following a change in control or ownership of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the  Compensation  Committee,  are Messrs.  Sanford L. Kane, Jon
B. Minnis and N. Damodar Reddy. The members of the Stock Benefit Committee are Messrs. Kane and Minnis. Neither Mr. Kane nor Mr. Minnis was at any time during fiscal 2000 or any other time an officer or employee of the Company. Mr. Reddy has been President and Chief Executive Officer of the
Company, and Chairman of the Company's Board of Directors, since the Company's founding in 1985.

                        Comparison of Stockholder Return

NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OR THE EXCHANGE ACT THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THIS SECTION ENTITLED "COMPARISON OF STOCKHOLDER RETURN" SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS OR INTO ANY FUTURE FILINGS, AND SHALL NOT BE DEEMED SOLICITING MATERIAL OR FILED UNDER THE SECURITIES ACT OR EXCHANGE ACT.

The graph below compares the cumulative stockholder return on the Company's Common Stock from the date of the Company's initial public offering (November 30, 1993) to March 31, 2000 with the cumulative return on the Nasdaq Stock Market (U.S.) Index and the Nasdaq Electronic Component Stock Index over the same period (assuming the investment of $100 in the Company's Common Stock and in each of the indexes on November 30, 1993 and reinvestment of all dividends).

                                [CHART OMITTED]


                             11/30/93   3/31/94  3/31/95   3/31/96  3/31/97   3/31/98   3/31/99   3/31/00
                             -----------------------------------------------------------------------------
Alliance Semiconductor        100.0     159.4     796.9     270.7    228.5     210.9      70.3      75.5
Corporation

Nasdaq Stock Market (U.S.)    100.0      98.4     109.5     148.7    165.2     250.7     337.0     574.7
Index

Nasdaq Electronic             100.0     108.6     142.1     186.8    327.7     375.0     548.9   1,110.5
Component Stock Index

            Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock ("10% Stockholders"), to file with the Securities and Exchange Commission ("SEC") initial reports of ownership on a Form 3 and reports of changes in ownership of Common Stock and other equity securities of the Company on a Form 4 or Form 5. Officers, directors and 10% Stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during fiscal 2000 all Section 16(a) filing requirements applicable to its officers, directors, and 10% Stockholders were complied with, except in the case of a sale by C.N. Reddy on August 30, 1999, which was inadvertently not reported until October 1999.


                              Stockholder Proposals

Stockholder proposals that are intended to be presented at the Company's 2001 Annual Meeting of Stockholders must be received by the Company no later than March 25, 2001.


                                 Other Business

The Board of Directors does not presently intend to bring any other business before the Annual Meeting and, so far as is known to the Board, no matters are to be brought before the Annual Meeting except as specified in the notice of such meeting. As to any business that may properly come before the Annual Meeting, or any adjournment thereof, however, it is intended that Proxies, in the form enclosed, will be voted in accordance with the judgment of the persons voting such Proxies.

--------------------------------------------------------------------------------
    Whether or not you plan to attend the meeting in person, you are urged to sign and promptly mail the enclosed proxy in the return envelope provided so that your shares will be represented at the meeting.
--------------------------------------------------------------------------------

                                    By Order of the Board of Directors,

                                    /s/ C.N. Reddy

                                    C.N. REDDY
                                    EXECUTIVE VICE PRESIDENT,
                                    CHIEF OPERATING OFFICER AND SECRETARY

                  ALLIANCE SEMICONDUCTOR CORPORATION PROXY FOR
               2000 ANNUAL MEETING OF STOCKHOLDERS SEPTEMBER 8, 2000

THIS PROXY IS SOLICITED ON BEHALF OF
ALLIANCE SEMICONDUCTOR CORPORATION'S BOARD OF DIRECTORS

The undersigned hereby appoints N. Damodar Reddy and C. N. Reddy, or either of them, proxies and attorneys-in-fact, each with full power of substitution and revocation thereof, on behalf of and in the name of the undersigned, to represent the undersigned at the 2000 Annual Meeting of Stockholders of Alliance Semiconductor Corporation (the "Company") to be held at the Company's headquarters, 2575 Augustine Drive, Santa Clara, California 95054 on Friday,
September 8, 2000 at 10:00 a.m., local time, and at any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting as directed on the reverse side of this proxy, and, in their discretion, upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY AND WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE OF THIS PROXY. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE FOUR NOMINEES FOR ELECTION AND FOR PROPOSAL 2 and 3. In their discretion, the proxy holders named above are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof. The Board of Directors recommends a vote for election of each of the four nominees and for Proposals 2 and 3. The undersigned hereby acknowledges receipt of: (a) the Notice of 2000 Annual Meeting of Stockholders of the Company; (b) the accompanying Proxy Statement; and (c) the Annual Report to Stockholders for the fiscal year ended April 1, 2000.

(Continued On The Other Side)

[ X ] Please mark your votes as in this example

                                  Withhold for All       For All Nominees Below
                                (except as indicated)     (except as indicated)

1. Election of Directors                [ ]                         [ ]
   SANFORD L. KANE, JON B. MINNIS,
   C. N. REDDY AND N. DAMODAR REDDY.
   (If you wish to withhold
   authority to vote for any
   individual  nominee, strike
   through the nominee's name above.)
  (The Board recommends a vote "FOR" all nominees)

                                             For        Against       Abstain

2. Approve  Amendment to the  Company's      [ ]          [ ]           [ ]
   1992 Stock Plan to increase  the
   number  of shares  of common  stock
   reserved  for issuance by 2,000,000
   shares, from 11,000,000 to 13,000,000
   shares.
   (The Board recommends a vote "FOR").

3. Ratification of Appointment of Price-
   waterhouseCoopers LLP As The Company's    [ ]          [ ]           [ ]
   Independent Accountants.
   (The Board recommends a vote "FOR").

I Plan To Attend The Meeting [ ]

Please sign exactly as your name(s) appears on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed in full corporate name by the president or vice president and the secretary or assistant secretary. If shares of stock are held of record by a partnership, the proxy should be executed in partnership name by an authorized person. Executors or administrators or other fiduciaries who execute the above proxy for a deceased stockholder should give their full title. Please date this proxy.

Whether Or Note You Plan To Attend The Meeting In Person, You Are Urged To Sign And Promptly Mail This Proxy In The Return Envelope Provided So That Your Shares May Be Represented At The Meeting.

Signature(s) ___________________________________ Dated: __________________, 2000

Please Vote, Date And Promptly Return This Proxy In The Enclosed Return Envelope Which Is Postage Prepaid If Mailed In The United States.